Exhibit 99.1
BALLY'S CORPORATION ANNOUNCES THIRD QUARTER 2021 RESULTS

PROVIDENCE, R.I., - November 4, 2021 - Bally’s Corporation (NYSE: BALY) today reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial and Recent Highlights

•Record revenue of $314.8 million, an increase of $198.2 million, or 169.9%, year over year
•Net loss of $14.7 million compared to net income of $6.7 million for the comparable period; Adjusted EBITDA of $78.0 million, an increase of $40.0 million year over year
•Retail Casinos revenue was a record high of $301.6 million
•Retail Casinos net income of $49.4 million versus $22.1 million for the comparable period; Adjusted Retail Casinos EBITDAR of $106.5 million versus $43.5 million for the comparable period
•Completed acquisition of Gamesys on October 1st
•Gamesys Revenue of $278.6 million a record high on a constant currency basis; Net loss and Adjusted EBITDA of $8.7 million and $83.8 million, respectively(1)

(1) The Company acquired Gamesys on October 1, 2021. Accordingly, Gamesys results are not included in the Company’s results as of and for the three and nine months ended September 30, 2021.

Lee Fenton, Chief Executive Officer said, “On October 1, 2021, Bally’s completed its transformational acquisition of Gamesys Group - a strategic combination that further advances Bally's global, data-driven, omni-channel strategy. As a result, our business is evolving from a regional casino operator into an industry leader in retail, sports, media and iGaming, which will see us harness a set of assets that provides a formidable platform for growth as a digital-first leader in global gaming entertainment.”

Fenton continued, “This quarter, Retail Casinos had $301.6 million of revenue and $106.5 million of Adjusted Retail Casinos EBITDAR. The quarter was negatively impacted by approximately $6 million of losses related to natural disasters, including two hurricanes and wildfires in Nevada. North America Interactive sales doubled from last quarter at $11.4 million, with Adjusted EBITDA of ($5.5) million, which was in line with our expectations. Adjusted EBITDA for the Company of $78.0 million includes $11.4 million of rent expense and $11.1 million of corporate expense. Gamesys had record Revenue and Adjusted EBITDA on a constant currency basis for the quarter, which will be consolidated into Bally's results starting with the fourth quarter.”

Summary of Financial Results

	Three Months Ended September 30,
(in thousands, except percentages)	2021	2020
Revenue	$314,779	$116,624
Income from operations	$27,734	$23,383
Income from operations margin	8.8%	20.0%
Net (loss) income	$(14,747)	$6,723
Net (loss) income margin	(4.7)%	5.8%
Adjusted EBITDA(1)	$77,977	$38,005
Adjusted EBITDA margin(1)	24.8%	32.6%
Retail Casinos net income	$49,387	$22,083
Retail Casinos net income margin	16.4%	19.2%
Adjusted Retail Casinos EBITDAR(1)	$106,534	$43,512
Adjusted Retail Casinos EBITDAR margin(1)	35.3%	37.8%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

Global Refinancing

On August 20, 2021, the Company issued $750.0 million aggregate principal amount of senior notes due 2029 and $750.0 million aggregate principal amount of senior notes due 2031.

On October 1, 2021, the Company entered into a credit agreement for senior secured credit facilities consisting of a $1.945 billion senior secured first lien term loan facility and an undrawn $620.0 million senior secured first lien revolving credit facility. The proceeds of the new credit facilities and the new senior notes plus other resources were used to repay the Company's existing debt, pay a portion of the Gamesys acquisition price and repay Gamesys debt. On October 1, 2021, gross debt was $3.445 billion with no drawings on the senior secured first lien revolving credit facility.

Shares Outstanding

As of October 31, 2021, the Company had 54,363,371 common shares issued and outstanding. Not included in the common shares outstanding are the Company-issued warrants, options and other contingent consideration provided as part of acquisitions and strategic partnerships that, as a result of the exercise of warrants and options, or the achievement of certain performance targets, may result in the issuance of common shares in future periods. These incremental shares are summarized below:

Sinclair Penny Warrants	7,911,724
Sinclair Performance Warrants	3,279,337
Sinclair Options(1)	1,639,669
Monkey Knife Fight penny warrants	24,611
Monkey Knife Fight contingent shares	787,557
Telescope contingent shares	75,678
SportCaller contingent shares(2)	230,830
Outstanding awards under Equity Incentive Plans	895,988
14,845,394
(1) Consists of four equal tranches to purchase shares with exercise prices ranging from $30.00 to $45.00 per share, exercisable over a seven-year period beginning on the fourth anniversary of the November 18, 2020 closing of the Sinclair Agreement.
(2) The contingent consideration related to the SportCaller acquisition is 10M EUR, payable in shares subject to certain post-acquisition earnout targets and based on share price at time of payment. For purposes of this estimate, the Company used the EUR>USD conversion rate of 1.1574 as of September 30, 2021 and the closing share price of Company common shares of $50.14 per share to calculate the shares expected to be issued if all earn-out targets are met.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Retail Casinos EBITDAR and Adjusted Retail Casinos EBITDAR margin, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for the Company, or where noted the Company’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, gain on sale-leaseback, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate costs among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

“Adjusted Retail Casinos EBITDAR” is Adjusted EBITDA (as defined above) for the Company's East and West segments plus rent expense associated with triple net operating leases with GLPI for the real estate assets used in the operation of Bally's Evansville and Dover Downs and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. Adjusted Retail Casinos EBITDAR margin is measured as Adjusted Retail Casinos EBITDAR as a percentage of revenue.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Retail Casinos EBITDAR and Adjusted Retail Casinos EBITDAR margin when evaluating operating performance because the Company believes that these metrics are necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in the Company's industry and a principal basis for valuing resort and gaming companies like the Company. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted Retail Casinos EBITDAR may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA or Adjusted Retail Casinos EBITDAR should be construed as an alternative to GAAP net income or GAAP diluted EPS, respectively, as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EBITDAR as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Third Quarter Conference Call
The Company’s third quarter 2021 earnings conference call and audio webcast will be held today, Thursday, November 4, 2021 at 10:00 AM EDT. To access the conference call, please dial (877) 876-9176 (U.S. toll-free) and reference conference ID BALYQ32021. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.ballys.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Bally's Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 14 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 15 states. It also owns Gamesys Group, a leading, global, online gaming operator, Bally Interactive, a first-in-class sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, SportCaller, a leading, global B2B free-to-play game provider, and Telescope Inc., a leading provider of real-time fan engagement solutions.

With approximately 10,000 employees, the Company’s Casino operations include more than 15,800 slot machines, 500 table games and 5,300 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally's will own and manage 16 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by BALY in this press release, its reports filed with the Securities and Exchange Commission (the "SEC") and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for BALY to predict or identify all such events or how they may affect it. BALY has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Robert Lavan	Richard Goldman / David Gill
Senior Vice President, Finance and Investor Relations	Kekst CNC
401-475-8564	646-847-6102 / 917-842-5384
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$164,259	$123,445
Restricted cash	1,844,758	3,110
Accounts receivable, net	39,770	14,798
Inventory	12,048	9,296
Tax receivable	102,388	84,483
Prepaid expenses and other current assets	79,255	53,823
Total current assets	2,242,478	288,955
Property and equipment, net	780,656	749,029
Right of use assets, net	499,133	36,112
Goodwill	444,908	186,979
Intangible assets, net	996,686	663,395
Other assets	5,842	5,385
Total assets	$4,969,703	$1,929,855
Liabilities and Stockholders’ Equity
Current portion of long-term debt	$5,750	$5,750
Current portion of lease liabilities	20,567	1,520
Accounts payable	36,976	15,869
Accrued liabilities	207,283	120,055
Total current liabilities	270,576	143,194
Long-term debt, net	2,556,421	1,094,105
Long-term portion of lease liabilities	504,885	62,025
Pension benefit obligations	8,147	9,215
Deferred tax liability	63,123	36,983
Naming rights liabilities	190,270	243,965
Contingent consideration payable	43,691	—
Other long-term liabilities	15,139	13,770
Total liabilities	3,652,252	1,603,257
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 200,000,000 shares authorized; 44,581,568 and 30,685,938 shares issued; 44,581,568 and 30,685,938 shares outstanding)	445	307
Preferred stock ($0.01 par value; 10,000,000 shares authorized; no shares outstanding)	—	—
Additional paid-in-capital	1,368,908	294,643
Treasury stock, at cost	—	—
Retained earnings	(8,328)	34,792
Accumulated other comprehensive loss	(47,334)	(3,144)
Total Bally’s Corporation stockholders’ equity	1,313,691	326,598
Non-controlling interest	3,760	—
Total stockholders’ equity	1,317,451	326,598
Total liabilities and stockholders’ equity	$4,969,703	$1,929,855

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Gaming	$227,594	$96,588	$585,791	$196,191
Racing	2,022	1,684	6,593	4,817
Hotel	32,903	6,874	68,277	16,635
Food and beverage	29,504	6,889	68,386	23,875
Other	22,756	4,589	45,731	13,178
Total revenue	314,779	116,624	774,778	254,696

Operating (income) costs and expenses:
Gaming	75,174	25,996	182,059	59,080
Racing	1,996	1,681	5,715	4,877
Hotel	9,413	2,482	22,068	6,926
Food and beverage	21,419	6,016	50,632	21,951
Other	7,624	408	11,442	2,461
Advertising, general and administrative	142,905	43,996	324,615	117,594
Goodwill and asset impairment	—	—	4,675	8,554
Expansion and pre-opening	232	—	1,772	—
Acquisition, integration and restructuring	6,797	2,740	37,457	6,984
Gain from insurance recoveries, net of losses	(7,942)	(10)	(19,197)	(1,036)
Rebranding	427	—	1,722	—
Gain on sale-leaseback	—	—	(53,425)	—
Depreciation and amortization	29,000	9,932	67,503	28,054
Total operating (income) costs and expenses	287,045	93,241	637,038	255,445
Income (loss) from operations	27,734	23,383	137,740	(749)

Other income (expense):
Interest income	547	42	1,601	297
Interest expense, net of amounts capitalized	(31,853)	(16,950)	(74,480)	(43,688)
Change in value of naming rights liabilities	6,965	—	(1,371)	—
Gain (adjustment) on bargain purchases	(1,039)	—	23,075	—
Loss on extinguishment of debt	(19,419)	—	(19,419)	—
Other, net	(3,082)	—	(6,905)	—
Total other expense, net	(47,881)	(16,908)	(77,499)	(43,391)

(Loss) income before provision for income taxes	(20,147)	6,475	60,241	(44,140)
(Benefit) provision for income taxes	(5,400)	(248)	16,751	(18,430)
Net (loss) income	$(14,747)	$6,723	$43,490	$(25,710)

Basic earnings (loss) per share	$(0.30)	$0.22	$0.95	$(0.83)
Weighted average common shares outstanding - basic	49,506	30,458	45,573	30,825
Diluted earnings (loss) per share	$(0.30)	$0.22	$0.95	$(0.83)
Weighted average common shares outstanding - diluted	49,506	30,635	45,876	30,825

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss )	$43,490	$(25,710)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	67,503	28,054
Amortization of operating lease right of use assets	7,497	875
Goodwill and asset impairment	4,675	8,554
Share-based compensation	13,833	9,468
Amortization of debt discount and debt issuance costs	4,890	3,256
Gain from insurance recoveries	(18,660)	—
Gain on sale-leaseback	(53,425)	—
Loss on assets and liabilities measured at fair value	21,280	—
Loss on extinguishment of debt	19,419	—
Deferred income taxes	(1,296)	(6,209)
Change in value of naming rights liabilities	1,371	—
Change in contingent consideration payable	(14,830)	—
Gain on bargain purchases	(23,075)	—
Other operating activities	4,715	162
Changes in current operating assets and liabilities	(6,544)	(16,739)
Net cash provided by operating activities	70,843	1,711
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(371,655)	(275,947)
Deposit for pending acquisition of Bally’s Quad Cities Casino & Hotel	—	(4,000)
Foreign exchange forward contract premiums	(22,592)	—
Capital expenditures	(67,158)	(8,566)
Insurance proceeds from hurricane damage	18,660	—
Other investing activities	(3,382)	—
Net cash used in investing activities	(446,127)	(288,513)
Cash flows from financing activities:
Issuance of common stock, net	667,872	—
Proceeds from sale-leaseback	144,000	—
Revolver borrowings	275,000	250,000
Revolver payments	(85,000)	(250,000)
Term loan proceeds, net	—	261,180
Term loan repayments	(4,313)	(2,938)
Senior note proceeds, net of fees of $12,998	1,487,003	—
Senior note repayments	(210,000)	—
Payment of redemption premium on debt extinguishment	(14,175)	—
Payment of financing fees	(9,968)	(1,117)
Share repurchases	—	(33,292)
Issuance of Sinclair penny warrants	50,000	—
Payment of shareholder dividends	—	(3,199)
Share redemption for tax withholdings - restricted stock	(1,323)	(2,564)
Stock options exercised	301	84
Net cash provided by financing activities	2,299,397	218,154
Effect of foreign currency on cash and cash equivalents	(41,651)	—
Net change in cash and cash equivalents and restricted cash	1,882,462	(68,648)
Cash and cash equivalents and restricted cash, beginning of period	126,555	185,502
Cash and cash equivalents and restricted cash, end of period	$2,009,017	$116,854
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$51,396	$33,627
Cash paid for income taxes, net of refunds	35,736	4,385

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$314,779	$116,624	$774,778	$254,696

Net (loss) income	$(14,747)	$6,723	$43,490	$(25,710)
Interest expense, net of interest income	31,306	16,908	72,879	43,391
(Benefit) provision for income taxes	(5,400)	(248)	16,751	(18,430)
Depreciation and amortization	29,000	9,932	67,503	28,054
Non-operating (income) expense(1)	16,575	—	4,620	—
Acquisition, integration and restructuring	6,797	2,740	37,457	6,984
Share-based compensation	5,449	1,799	13,833	9,468
Gain on sale-leaseback	—	—	(53,425)	—
Other(2)	8,997	151	11,106	5,586
Adjusted EBITDA	$77,977	$38,005	$214,214	$49,343

Net (loss) income margin	(4.7)%	5.8%	5.6%	(10.1)%
Adjusted EBITDA margin	24.8%	32.6%	27.6%	19.4%
________________________________
(1) Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) gain on bargain purchases, (iii) loss on extinguishment of debt, and, (iv) other (income) expense, net.
(2) Other includes the following non-recurring items for the applicable periods: (i) Goodwill and asset impairments, (ii) deal-related, rebranding, expansion and pre-opening expenses, (iii) Employee Retention Credits related to COVID-19, (iv) Credit Agreement amendment related expenses, (v) costs related to pursuing sports betting, iGaming and lottery access in various jurisdictions, (vi) non-routine legal expenses, and (vii) net gains related to insurance recoveries.

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended September 30, 2021	East	West	Other	Total
Revenue	$176,975	$124,603	$13,201	$314,779

Net income (loss)	$25,386	$24,001	$(64,134)	$(14,747)
Interest expense, net of interest income	6	(1)	31,301	31,306
Provision (benefit) for income taxes	9,077	7,217	(21,694)	(5,400)
Depreciation and amortization	5,763	8,279	14,958	29,000
Non-operating (income) expense(1)	—	—	16,575	16,575
Acquisition, integration and restructuring	—	—	6,797	6,797
Share-based compensation	—	—	5,449	5,449
Other(1)	1,397	(5,853)	13,453	8,997
Allocation of corporate costs	11,686	8,165	(19,851)	—
Adjusted EBITDA	$53,315	$41,808	$(17,146)	$77,977
________________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Three Months Ended September 30, 2020	East	West	Other	Total
Revenue	$59,065	$55,900	$1,659	$116,624

Net income (loss)	$10,702	$11,381	$(15,360)	$6,723
Interest expense, net of interest income	30	(12)	16,890	16,908
Provision (benefit) for income taxes	3,846	3,155	(7,249)	(248)
Depreciation and amortization	5,571	4,279	82	9,932
Acquisition, integration and restructuring	—	—	2,740	2,740
Share-based compensation	—	—	1,799	1,799
Other(1)	(330)	(154)	635	151
Allocation of corporate costs	2,591	2,453	(5,044)	—
Adjusted EBITDA	$22,410	$21,102	$(5,507)	$38,005
________________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Nine Months Ended September 30, 2021	East	West	Other	Total
Revenue	$408,458	$343,190	$23,130	$774,778

Net income (loss)	$90,353	$77,397	$(124,260)	$43,490
Interest expense, net of interest income	38	(14)	72,855	72,879
Provision (benefit) for income taxes	34,434	23,310	(40,993)	16,751
Depreciation and amortization	17,275	21,695	28,533	67,503
Non-operating (income) expense(1)	—	—	4,620	4,620
Acquisition, integration and restructuring	—	—	37,457	37,457
Share-based compensation	—	—	13,833	13,833
Gain on sale-leaseback	(53,425)	—	—	(53,425)
Other(1)	5,784	(15,329)	20,651	11,106
Allocation of corporate costs	26,544	22,365	(48,909)	—
Adjusted EBITDA	$121,003	$129,424	$(36,213)	$214,214
________________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Nine Months Ended September 30, 2020	East	West	Other	Total
Revenue	$146,848	$104,039	$3,809	$254,696

Net income (loss)	$6,602	$7,710	$(40,022)	$(25,710)
Interest expense, net of interest income	51	(25)	43,365	43,391
Provision (benefit) for income taxes	2,443	610	(21,483)	(18,430)
Depreciation and amortization	18,022	9,805	227	28,054
Acquisition, integration and restructuring	20	—	6,964	6,984
Share-based compensation	—	—	9,468	9,468
Other(1)	(2,379)	7,614	351	5,586
Allocation of corporate costs	8,683	5,794	(14,477)	—
Adjusted EBITDA	$33,442	$31,508	$(15,607)	$49,343
________________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDAR and Adjusted EBITDAR Margin for Retail Casinos (unaudited)
(in thousands)

Three Months Ended September 30, 2021	East	West	Retail Casinos
Revenue	$176,975	$124,603	$301,578

Net income	$25,386	$24,001	$49,387
Interest expense, net of interest income	6	(1)	5
Provision (benefit) for income taxes	9,077	7,217	16,294
Depreciation and amortization	5,763	8,279	14,042
Other(1)	1,397	(5,853)	(4,456)
Allocation of corporate costs	11,686	8,165	19,851
Adjusted EBITDA	$53,315	$41,808	$95,123
Rent expense associated with triple net operating leases (2)	9,996	1,415	11,411
Adjusted EBITDAR	$63,311	$43,223	$106,534

Retail Casinos net income margin			16.4%
Retail Casinos Adjusted EBITDAR margin			35.3%
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.
(2)Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with Gaming and Leisure Properties, Inc. ("GLPI") and the triple net lease assumed in connection with our acquisition of Bally's Lake Tahoe, which is primarily our individual triple net leases with GLPI for the real estate assets used in the operation of Bally's Evansville and Dover Downs, and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

Three Months Ended September 30, 2020	East	West	Retail Casinos
Revenue	$59,065	$55,900	$114,965

Net income	$10,702	$11,381	$22,083
Interest expense, net of interest income	30	(12)	18
Provision (benefit) for income taxes	3,846	3,155	7,001
Depreciation and amortization	5,571	4,279	9,850
Other(1)	(330)	(154)	(484)
Allocation of corporate costs	2,591	2,453	5,044
Adjusted EBITDA	$22,410	$21,102	$43,512
Rent expense associated with triple net operating leases(2)	—	—	—
Adjusted EBITDAR	$22,410	$21,102	$43,512

Retail Casinos net income margin			19.2%
Adjusted Retail Casinos EBITDAR margin			37.8%
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.
(2)See description of adjustment in the "Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDAR and Adjusted EBITDAR Margin for Retail Casinos (unaudited)” table above.

BALLY'S CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA for North America Interactive (unaudited)
(in thousands)

Three Months Ended September 30, 2021	North America Interactive
Net loss	$(19,213)
Interest expense, net of interest income	(10)
Provision (benefit) for income taxes	(5,780)
Depreciation and amortization	6,274
Non-operating (income) expense(1)	22
Other(1)	12,577
Allocation of corporate costs	651
Adjusted EBITDA	$(5,479)
________________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.